PROMISSORY NOTE

EXECUTED BY:	NEXTDIGITAL CORP.
(the "Borrower")

IN FAVOUR OF:	NORPAC TECHNOLOGIES, INC.
(the "Lender")

PRINCIPAL AMOUNT:	$75,000 (U.S.)

DATE OF EXECUTION:	November 20, 2006

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on November 20, 2008, the principal sum of $75,000 (U.S.), together with interest thereon at the rate of 8% per annum, calculated and compounded annually, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, BC this 20th day of November, 2006.

NEXTDIGITAL CORP.
by its authorized signatory:

/s/ Daniel S. Bland
________________________________
Daniel S. Bland, President